EXHIBIT 10.135

REAL PROPERTY PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made as of the 25th day of August, 2010 (the “Effective Date”), by and between SUCIA SCOTTSDALE, LLC, a Delaware limited liability company (the “Seller”), KIERLAND CROSSING, LLC, a Delaware limited liability company (“Buyer”), and FIDELITY NATIONAL TITLE INSURANCE CORPORATION (“Escrow Agent” or “Title Company”).

Seller is the owner of the following (collectively, the “Property”):

A.           Fee simple title to approximately fourteen and one half (14.52+/-) acres of real property located and commonly known as “Scottsdale Quarter” located generally at 15169 North Scottsdale Road, Scottsdale, Arizona 85254, and legally described on the attached Exhibit A (“Real Property”);

B.           Seller’s interest in that certain ground lease for the use or occupancy of the Real Property (“Ground Lease”) by and between Seller and Buyer as described on Exhibit B, and any corresponding interests in any other contracts, deposits, or other information delivered to Seller pursuant to the terms thereof (“Contracts”); and

C.           Licenses, permits, certificates, approvals, various waivers or consents applicable to the Real Property, (collectively, the “Permits”), to the extent transferable and held by Seller, issued by the United States, or the State of Arizona, Maricopa County or the City of Scottsdale, together with any other authority, department, commission board, bureau, agency, unit, or instrumentality having jurisdiction over the Property (collectively, “Governmental Authorities”).

D.           Copies of, and an exclusive, royalty-free, perpetual license to use all art work, brochures, reports and/or other information produced and used for the marketing of Seller’s fee interest in the Ground Lease (“Marketing Materials”).

Seller desires to sell and Buyer desire to purchase the Property upon the terms and conditions set forth in this Agreement.

The parties therefore agree as follows:

1.           Earnest Money.     Within three (3) business days after the Effective Date, Buyer shall deposit with Escrow Agent the sum of One Million Dollars ($1,000,000.00) cash as initial earnest money (“Initial Earnest Money”).  Upon the expiration of the Review Period (as defined in Section 4.1), Buyer shall deposit with Escrow Agent an additional One Million Dollars ($1,000,000.00) cash as additional earnest money (“Additional Earnest Money”).  The Initial Earnest Money, Additional Earnest Money, and all interest that accrues thereon, is collectively referred to in this Agreement as the “Earnest Money.”  All Earnest Money will be invested in an interest-bearing account by Escrow Agent.  The Escrow Agent hereby agrees to hold and disburse all Earnest Money as provided for in this Agreement.  After expiration of the Review Period, the Earnest Money will not be refundable to Buyer, except as expressly provided in this Agreement.  As used in this Agreement, the term “Business Day” means any day other than (i) a Saturday, (ii) a Sunday or (iii) days on which branches of national banks located in Scottsdale, Arizona are closed.

2.           Sale of Property.  Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to purchase and accept the Property from Seller, upon the terms and conditions set forth in this Agreement.

3.           Purchase Price.  The purchase price for the Property (“Purchase Price”) is Ninety-Six Million Dollars ($96,000,000.00), together with Buyer’s share of closing costs and prorations as set forth in Section 5.3.  The Purchase Price will be paid at Closing as follows: (i) the Earnest Money will be credited against the Purchase Price; and (ii) Buyer shall pay the remainder of the Purchase Price in Current Funds.  As used in this Agreement, the term “Current Funds” means wire transfers, certified funds, or cashier’s checks in a form acceptable to Escrow Agent that would permit Escrow Agent to immediately disburse such funds.

4.           Conditions Precedent to Sale.  The Closing of the transaction contemplated in this Agreement is subject to the following conditions precedent:

4.1         Review Period.  As used in this Agreement, the term “Review Period” means that period of time commencing on the Effective Date and expiring at 5:00 p.m., local time in Scottsdale, Arizona on August 29, 2010.

4.2         Title.  Buyer has had the opportunity to review a commitment from Stewart Title Guaranty Company dated June 8, 2010 (the “Title Report”), together with legible copies of all documents referred to therein.  At Closing, Buyer will accept title as shown in the Title Report, except that Seller shall have the absolute obligation to remove at or prior to Closing all voluntary monetary liens created by Seller that encumber the Real Property, provided however, Seller shall have no obligation to remove any liens created by Buyer or relating to Buyer’s construction of improvements on the Real Property.

4.3         Loan.  Prior to the execution of this Agreement, Buyer has made application to Deutsche Bank for Kierland’s financing of the purchase of the Property on the terms contained in the Summary of Terms and Conditions dated August 11, 2010, attached hereto as Exhibit C (the “Loan Application”).  At all times during the pendency of this Agreement, Buyer shall use diligent, commercially reasonable efforts to obtain a commitment from Deutsche Bank to provide the financing contemplated by the Loan Application.  Buyer’s obligations hereunder are conditioned on Deutsche Bank providing a commitment to provide the loan contemplated on terms that are equal to or more favorable than those contained in the Loan Application on or before the expiration of the Review Period.

4.4         Expiration of Review Period.  If Buyer is unable to obtain a commitment from Deutsche Bank to provide the financing contemplated by the Loan Application, Buyer may, on or prior to the expiration of the Review Period, deliver notice thereof to Seller terminating this Agreement (“Termination Notice”), and immediately after receipt of a copy thereof Escrow Agent shall return the Earnest Money to Buyer, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder except any obligations that expressly survive the termination of this Agreement.  In the event Buyer fails to deliver a Termination Notice to Seller on or before the expiration of the Review Period, or delivers notice that it has received the financing contemplated by the Loan Application, Buyer shall be deemed to have elected to waive any contingencies under this Agreement and to close the purchase and sale of the Property as contemplated herein.  Unless this Agreement is terminated as provided herein, after the expiration of the Review Period, the Earnest Money will be refunded to Buyer only in the event of Seller’s default under this Agreement.

5.           Closing

5.1         Closing Date.  The purchase and sale transaction contemplated in this Agreement will close (“Closing”) on September 9, 2010, or on such other earlier date as may be agreed to in writing by Seller and Buyer (“Closing Date”).

5.2         Location.  Closing will occur at the office of Escrow Agent, or at such other place as may be agreed to by the parties in writing.

5.3         Closing Costs and Prorations

(a)           Closing Fees.  At Closing, Buyer and Seller will each pay one half (1/2) of any escrow or closing fees charged by the Title Company.  Seller shall pay any real estate excise tax, real estate transfer tax, deed stamps, or any similar transfer taxes or fees attributable to this transaction.  Buyer shall pay all recording fees.

(b)           Title Policy.  Title Company shall issue Buyer an ALTA standard owner’s policy of title insurance for the Property effective as of the Closing Date in the amount of the Purchase Price and containing no exceptions other than the usual printed exceptions and exclusions contained in such title policy and such other exceptions as may be described in the Title Report (“Title Policy”).  Seller shall pay the portion of the premium for the Title Policy allocated to standard coverage.  If Buyer desires to obtain an ALTA extended policy of title insurance for the Property, Buyer shall be responsible for satisfying, at its cost and prior to Closing, Title Company’s requirements for such additional coverage, and at Closing, Buyer shall pay the cost of the premium for such policy in excess of the cost for a standard owner’s policy.  The cost of all endorsements to the Title Policy shall be borne by Buyer.

(c)           Taxes and Fees.  All real estate taxes for the real estate tax year of the Closing and annual municipal or special district assessments are paid by Buyer pursuant to the Ground Lease.  As such, there shall be no apportionment or payment of taxes or any similar assessments at Closing unless otherwise required by any governmental authority, in which case all such taxes or assessments shall be paid current at Closing by Buyer.

(d)           Rent.  Rent (including any prepaid rent) will be apportioned as of the Closing Date.

(e)           Tenant Deposits and Prepaid Rent.  Capitalized terms used in this Section 5.3(e) and not defined herein shall have the meanings set forth in that certain Control Agreement for Account No. 859-08474-1-7-535, between Smith Barney, Seller, General Electric Capital Corporation, and Buyer, as amended by that certain Addendum to Control Agreement dated December 6, 2006 (“Control Agreement”).  At Closing, Seller shall cause the Lender under the Control Agreement to give notice to the Securities Intermediary terminating the Control Agreement, and to release of record any security interest in the Account and shall cause the Securities Intermediary to deliver all financial assets and other items then in the Account in accordance with the instructions of Buyer.

(f)           Attorney Fees.  Each party shall pay its own attorney fees incurred with respect to this transaction.

(g)          Preliminary Closing Statement.  Seller and Buyer shall cooperate with Escrow Agent to prepare a preliminary closing statement (“Closing Statement”) on the basis of the Ground Lease, real estate taxes and other sources of income and expenses due to or payable by Seller for the Property on or prior to the Closing Date.  All apportionments and prorations provided for in this Section 5.3 to be made as of the Closing Date will be made, on a per diem basis, as of 11:59 p.m. on the Closing Date.  The preliminary Closing Statement and the apportionments and/or prorations reflected therein will be based upon actual figures to the extent available.  If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the Closing Date, then they will be calculated based on Seller's and Buyer's good faith estimates thereof, subject to reconciliation, as provided in the following Section.

(h)          Post-Closing Reconciliation.  If there is an error on the preliminary Closing Statement or, if after the actual figures are available as to any items that were estimated on the preliminary Closing Statement, it is determined that any actual proration or apportionment varies from the amount thereof reflected on the preliminary Closing Statement, the proration or apportionment will be adjusted based on the actual figures as soon as feasible, but not later than six (6) months after the Closing Date.  Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party. Each party herein represents and warrants to the other party that it will have post Closing a sufficient amount of readily available cash to fulfill its obligation under this subparagraph (h).

(i)           Other Costs and Survival.  All other costs not addressed in this Section 5.3 will be paid in accordance with the custom in Maricopa County, Arizona.  The provisions of this Section 5.3 will survive Closing.

5.4         Deliveries at Closing

(a)           Deliveries by Seller.  At Closing, Seller shall execute and deliver all documents and take all other actions reasonably necessary to effect the Closing, including, without limitation:

(1)           A special warranty deed for the Property, in the form attached to this Agreement as Exhibit D (“Deed”) conveying fee simple title to the Property to Buyer or its permitted assignee, free and clear of all liens, restrictions, and encumbrances, other than as shown in the Title Policy.

(2)           An Assignment and Assumption of Contracts and Permits in the form attached to this Agreement as Exhibit E.

(3)           An affidavit of value as required by Arizona law.

(4)           A non-foreign affidavit for purposes of compliance with Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, and the regulations adopted thereunder.

(5)           Such other documentation as Escrow Agent may reasonably require.

(6)           An assignment, in form satisfactory to Buyer and Seller, of all of Seller’s interest in the Control Agreement, or such other documents that may be required to cause Buyer to receive all right and title of Seller to any deposits or prepaid items held by or for Seller under the Ground Lease.  Seller’s obligations pursuant to this subsection will survive Closing.

(7)           Color copies of the Marketing Materials.

(b)           Deliveries by Buyer.  On the Closing Date, Buyer shall execute and deliver all documents and take such other action that may be reasonably necessary to effect and complete the Closing, including, without limitation:

(1)           The amounts required under Section 3 and Section 5.3 in Current Funds.

(2)           An Assignment and Assumption of Contracts and Permits in the form attached to this Agreement as Exhibit E.

(3)           Such other documentation as Escrow Agent may reasonably require.

(c)           Actions of Escrow Agent.  When Buyer and Seller have delivered the items described above, the Escrow Agent shall:

(1)           Prepare the Closing Statement and obtain signed copies from Seller and Buyer.

(2)           Record the Deed.

(3)           Deliver the balance of the Purchase Price in Current Funds to Seller, net of Seller’s costs, fees, and prorates.

(4)           Issue and deliver the Title Policy to Buyer.

6.           Representations and Warranties of Seller.  In addition to any other representations and warranties contained in other sections of this Agreement, Seller makes the representations and warranties set forth in this Section 6.  Buyer expressly understands and agrees that the phrase “to Seller’s knowledge” as used in this Section 6 means the actual knowledge (without a duty to inquire) of Tim Wolff only.  Seller hereby represents, and Buyer acknowledges, that such individual is the person affiliated with the Seller who is most likely to have knowledge about the Property, provided that such person does not acquire or assume any personal liability under this Agreement by virtue of or by providing his knowledge about the Property.  Seller agrees that each such representation and warranty: (i) is material and will be relied upon by Buyer; (ii) is true and correct in all material respects as of the Effective Date; (iii) will be true and correct in all material respects on the Closing Date; and (iv) will survive Closing for the period of time described in Section 14.4.

6.1         Power and Authority.  This Agreement and all documents to be delivered to Buyer by Seller pursuant to this Agreement have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms.  Seller has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  Except as disclosed to Buyer in writing or in this Agreement, the execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of Seller; (ii) any material instrument, contract, or other agreement to which Seller is a party which affects the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or Governmental Authority.

6.2         Governmental Compliance.  Seller has not received written notice of any violation of any statute, law, ordinance or regulation of any Governmental Authority that would require remedial action by Seller.

6.3         Environmental/Hazardous Substances

(a)           Representation and Warranty.  Seller has not caused or with knowledge allowed the use, generation, manufacture, production, treatment, storage, release, discharge, or disposal of any Hazardous Substances on, under, or about the Property.  Seller has not received any notice of violation, administrative complaint, judicial complaint, or other notice (i) alleging that conditions on any of the Property is or has been in violation of any Environmental Law, (ii) informing Seller that any of the Property is subject to investigation or inquiry regarding the presence of Hazardous Substances on or about any of the Property or (iii) alleging the potential violation of any Environmental Law.

(b)           “Environmental Law” Defined.  As used in this Agreement, the term “Environmental Law” means any federal, state or local law, statute, ordinance, or regulation pertaining to industrial hygiene or environmental conditions, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. § 2601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. § 1101, et seq.; the Clean Air Act, 41 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq.; The Safe Drinking Water Act, 41 U.S.C. § 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. § 3251, et seq.

(c)           “Hazardous Substance” Defined.  As used in this Agreement, the term “Hazardous Substance” means: (i) those substances included within the definitions of “hazardous substance”, “hazardous waste”, “hazardous material”, “toxic substance”, “solid waste”, or “pollutant or contaminant” in or otherwise regulated by, any Environmental Law; (ii) those substances listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 17.101, including appendices and amendments thereto), or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and (iii) any material, waste, or substance that is (A) petroleum or refined petroleum products; (B) asbestos in any form; (C) polychlorinated biphenyls; (D) flammable explosives; or (E) radioactive materials.

6.4         Litigation.  There are no existing or pending litigation, proceedings or actions affecting the Property nor, to the knowledge of Seller, have any such proceedings or actions been threatened or asserted.

6.5         Bankruptcy or Insolvency.  There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Seller, and to the knowledge of Seller, no such actions have been threatened.

6.6         Non-foreign Status.  Seller is not a foreign person or nonresident alien as defined within in Section 1445 of the Internal Revenue Code.  Seller understands that the Buyer may disclose this warranty to the Internal Revenue Service.

6.7         Condemnation.  There are no existing or pending condemnation proceedings or actions affecting the Property nor, to the knowledge of Seller, have any such proceedings or actions been threatened or asserted.

7.           Buyer’s Representations and Warranties.  In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the representations and warranties set forth in this Section 7.  Each representation and warranty:  (i) is material and relied upon by Seller; and (ii) is true in all respects as of the date of this Agreement; (iii) will be true in all respects on the Closing Date; and (iv) will survive Closing or any other termination of this Agreement.

7.1         Power and Authority.  Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transaction contemplated in this Agreement.  Buyer’s execution, delivery and performance of this Agreement have been duly authorized.

7.2         Bankruptcy or Insolvency.  There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Buyer, and to the knowledge of Buyer, no such actions have been threatened.

7.3         “AS IS” Purchase.

(A)            EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER REPRESENTS, WARRANTS, AND ACKNOWLEDGES THAT IT IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS IN ITS PRESENT STATE AND CONDITION AS OF THE CLOSING, WITH NO RIGHTS OF RECOURSE AGAINST SELLER OR ANY OF SELLER’S PAST, PRESENT, OR FUTURE OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES, AND AFFILIATES, AND EACH OF SUCH PARTIES’ OFFICERS DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AFFILIATES AND ANY SUCCESSORS-IN-INTEREST OF THE FOREGOING (“SELLER RELATED PARTIES”) AND, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, BY SELLER OR ANY SELLER RELATED PARTIES.  BUYER IS RELYING UPON BUYER’S OWN INDEPENDENT INSPECTION, INVESTIGATION AND ANALYSIS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE IN CONNECTION WITH ACQUIRING THE PROPERTY.  BUYER ACKNOWLEDGES AND AGREES THAT SELLER AND THE SELLER RELATED PARTIES SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO THE ACCURACY, CORRECTNESS, COMPLETENESS OR SUITABILITY OF ANY DOCUMENTS REGARDING THE PROPERTY WHICH ARE MADE AVAILABLE TO OR OBTAINED BY BUYER.  BUYER EXPRESSLY WAIVES ANY AND ALL WARRANTIES OF ANY TYPE OR KIND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT.

(B)           BUYER REPRESENTS, WARRANTS, AND ACKNOWLEDGES THAT (I) IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY; (II) IT AND ITS REPRESENTATIVES ARE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY; AND (III) BUYER WILL ACQUIRE THE PROPERTY, GROUND LEASE, AND CONTRACTS IN AN AS IS, WHERE IS CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), REPRESENTATION, STUDY, PLAN, REPORT, DESCRIPTION, GUIDELINE OR OTHER INFORMATION OR MATERIAL OF ANY NATURE, ORAL OR WRITTEN, EXPRESS OR IMPLIED, MADE OR PROVIDED BY SELLER OR ANY AGENT OR REPRESENTATIVE OF SELLER OR ANY OTHER PARTY (EXCEPT FOR WARRANTIES, REPRESENTATIONS AND COVENANTS EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS).

(C)           BUYER ACKNOWLEDGES THAT SELLER DOES NOT MAKE ANY WARRANTIES OR REPRESENTATIONS REGARDING THE ADEQUACY, ACCURACY OR COMPLETENESS OF ANY ENVIRONMENTAL, ENGINEERING, OR OTHER SIMILAR REPORTS MADE AVAILABLE TO OR OBTAINED BY BUYER.  BUYER WILL NOT HAVE ANY CLAIM AGAINST SELLER BASED UPON THE REPORTS OR SUCH OTHER DOCUMENTS.  BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS HAD FULL OPPORTUNITY TO PERFORM SUCH PHYSICAL INSPECTIONS, ENVIRONMENTAL AND ENGINEERING INVESTIGATIONS AND APPRAISALS AS BUYER DEEMS APPROPRIATE PRIOR TO CLOSING, AND BUYER OBTAINED ITS OWN PHYSICAL INSPECTIONS, ENVIRONMENTAL AND ENGINEERING REPORTS AND APPRAISALS OF THE PROPERTY.

Buyer’s Initials: _____

7.4         Anti-Terrorism.  All funds to be used by Buyer as payment of the Purchase Price at Closing are from sources operating under, and in compliance with, all federal, state and local statutes and regulations and are free of all liens and claims of lien.  Neither Buyer, nor any of its members, managers or other owners is a “Prohibited Person” or “Specifically Designated National and Blocked Person” under the Anti-Terrorism Laws (defined below).  As used in this Agreement, the term “Anti-Terrorism Laws” means any and all present and future judicial decisions, statutes, ruling, rules, regulations, permits, certificates, orders and ordinances of any Governmental Authority relating to terrorism or money laundering including, without limiting the generality of the foregoing, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56); the Trading with the Enemy Act (50 U.S.C.A. App. 1 et seq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”) and the United States Treasury Department’s Office of Foreign Assets Control list of “Specifically Designated National and Blocked Persons” (as published from time to time in various mediums including, without limitation, at http:www.treas.gov/ofac/t11snd.pdf).

8.           Pre-Closing Covenants of Seller.  Until the Closing Date, Seller shall continue to operate the Property in substantially the same manner as Seller has operated the Property in the past.  From and after the Effective Date, Seller shall: (i) not execute, modify, terminate and/or approve any contracts or commitments of any kind affecting the Property or any interest therein without Buyer’s prior written consent, and (ii) not encumber the Property with any liens, encumbrances or other instruments creating a cloud on title or securing a monetary obligation with the Property.

9.           Damage or Condemnation.  Risk of loss resulting from any condemnation or eminent domain proceeding that is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood, or any other cause before Closing, will remain with Buyer.  If before Closing the Property or any portion thereof is damaged, or if the Property or any portion thereof is subjected to a threat of condemnation or becomes the subject of any proceedings, judicial, administrative, or otherwise, with respect to the taking by eminent domain or condemnation, then (i) this Agreement will remain in full force and effect, (ii) the purchase of the Property, less any interest taken by eminent domain or condemnation, will be effected with no further adjustment, and (iii) upon Closing, Seller shall assign to Buyer all of the right, title, and interest of Seller in and to any awards that have been or may thereafter be made for such taking.

10.           Default by Buyer; Liquidated Damages.  SHOULD THE PURCHASE AND SALE TRANSACTION CONTEMPLATED IN THIS AGREEMENT FAIL TO BE CONSUMMATED ACCORDING TO THE TERMS OF THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER WILL BE RELIEVED OF ANY OBLIGATION TO SELL THE PROPERTY TO BUYER, BUYER WILL NOT HAVE ANY RIGHT TO SEEK OR OBTAIN SPECIFIC ENFORCEMENT OF THIS AGREEMENT, AND THE EARNEST MONEY WILL BE RETAINED BY SELLER AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT AS LIQUIDATED DAMAGES AND AS CONSIDERATION FOR SELLER KEEPING THE PROPERTY OFF OF THE MARKET FOR SALE TO OTHERS.  BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER MIGHT SUFFER IN THE EVENT OF BUYER’S DEFAULT HEREUNDER.  BUYER AND SELLER AGREE THAT THE AMOUNT OF LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES.

Seller’s Initials: _____	Buyer’s Initials: _____

11.           Default by Seller; Remedies.  Buyer agrees that Buyer shall not (and hereby waives any right to) ever file or assert any lis pendens against any portion of the Property and Buyer further agrees that it shall not (and hereby waives any right to), except upon the occurrence of a material default by Seller, commence or maintain any action against Seller for specific performance under this Agreement nor for a declaratory judgment as to Buyer's rights under this Agreement.  If the only reason the sale of the Property is not consummated is because of a default under this Agreement on the part of Seller, Buyer, as its sole and exclusive remedy, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Earnest Money shall be immediately returned to Buyer by Seller, together with an additional amount of money equal to Five Hundred Thousand Dollars ($500,000) representing Buyer’s liquidated damages and the actual amount of Buyer’s costs in undertaking to conduct due diligence and related matters in connection with the prospective purchase of the Property including, without limitation, environmental and engineering consultants’ and attorneys’ fees, or (ii) continue this Agreement pending Buyer's action for specific performance hereunder provided appropriate proceedings are promptly commenced by Buyer and prosecuted with diligence.

12.           Buyer’s Release and Indemnification of Seller.

12.1         Release. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND CLOSING DOCUMENTS, EFFECTIVE AS OF CLOSING, AND AS A MATERIAL PART OF THE CONSIDERATION TO SELLER FOR ENTERING INTO THIS AGREEMENT AND SELLING THE PROPERTY TO BUYER, BUYER ON BEHALF OF ITSELF AND ITS SHAREHOLDERS, MEMBERS, INVESTORS OR PARTNERS OF EACH OF THEM AND ANY PERMITTED ASSIGNEES OF BUYER HEREUNDER AND ITS SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “BUYER AFFILIATED PARTIES”) WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER AND THE SELLER RELATED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, LIENS, LIABILITIES, INJURIES, DAMAGES, JUDGMENTS, LOSSES, DEMANDS, ORDERS, PENALTIES, SETTLEMENTS, COSTS, PENALTIES, FORFEITURES AND EXPENSES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS, AND ALL LITIGATION, MEDIATION, ARBITRATION AND OTHER DISPUTE RESOLUTION COSTS AND EXPENSES), AND EXPENSES OF ENFORCING ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATIONS, AND REGARDLESS OF WHETHER BASED ON TORT, CONTRACT, STATUTE, REGULATION, COMMON LAW, EQUITABLE PRINCIPLES OR OTHERWISE.(COLLECTIVELY, “CLAIMS”), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, OTHER THAN FOR MATERIAL BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND THE CLOSING DOCUMENTS AND SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT THAT ARE BASED DIRECTLY OR INDIRECTLY ON, ARISE FROM OR IN CONNECTION WITH, OR ARE RELATED TO ANY FACTS, MATTERS, CIRCUMSTANCES, CONDITIONS, OR DEFAULTS OF ALL OR ANY KIND RELATED TO, ARISING FROM, OR BASED UPON THE PROPERTY, THE DILIGENCE MATERIALS, ANY OTHER DOCUMENTS PROVIDED TO OR OBTAINED BY BUYER RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION AND BY WAY OF ILLUSTRATION ONLY:

(a)      ANY PAST, PRESENT OR FUTURE CONDITION OF THE PROPERTY, REGARDLESS OF WHEN OCCURRING AND REGARDLESS OF WHETHER THE SAME WERE CAUSED IN WHOLE OR IN PART BY SELLER AND/OR ANY SELLER RELATED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT DEFECTS IN OR TO THE PROPERTY OR ANY IMPROVEMENTS THERETO, THE PROPERTY’S PROXIMITY TO ANY GEOLOGICAL HAZARD, OR THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, ABOUT OR UNDER THE PROPERTY, OR WHICH HAVE MIGRATED FROM ADJACENT LANDS TO THE PROPERTY OR FROM THE PROPERTY TO ADJACENT LANDS, WHETHER IN COMMON LAW OR UNDER ANY EXISTING OR HEREINAFTER ENACTED FEDERAL, STATE OR LOCAL LAW, REGULATION, OR ORDINANCE, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS, AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF SELLER OR SELLER RELATED PARTIES;

(b)      ANY AND ALL STATEMENTS, REPRESENTATIONS, WARRANTIES, DETERMINATIONS, CONCLUSIONS, ASSESSMENTS, ASSERTIONS OR ANY OTHER INFORMATION CONTAINED IN ANY OF THE DOCUMENTS DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT;

(c)      ANY DEFECT, INACCURACY OR INADEQUACY IN THE CONDITION OF TITLE TO THE PROPERTY, LEGAL DESCRIPTION OF THE PROPERTY, OR COVENANTS, RESTRICTIONS, ENCUMBRANCES OR ENCROACHMENTS WHICH AFFECT THE PROPERTY;

(d)      ANY EXPENSES OR IMPLIED INDEMNITIES, OTHER THAN AS EXPRESSLY PROVIDED HEREIN;

(e)      THE PLANNING, DESIGN, DEVELOPMENT, CONSTRUCTION, USE, OCCUPANCY AND SALE OF THE PROPERTY AND/OR ANY PORTION THEREOF AND/OR ANY COMPONENTS, FACILITIES, OR APPURTENANCES THEREIN;

(f)      ANY NON-COMPLIANCE WITH LAWS OR REGULATIONS AFFECTING THE PROPERTY; AND

(g)      THE OPERATION, MANAGEMENT, CONDITION AND/OR USE OF THE PROPERTY BY SELLER OR THE SELLER RELATED PARTIES.

12.2         Discovery of Other Information.  BUYER HEREBY ACKNOWLEDGES AND AGREES THAT (I) BUYER MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW (OR AS OF THE CLOSING) KNOWN OR BELIEVED TO BE TRUE REGARDING THE PROPERTY OR ANY OTHER DOCUMENTS DELIVERED TO OR MADE AVAILABLE TO BUYER IN CONNECTION HEREWITH, (II) BUYER’S AGREEMENT TO RELEASE, ACQUIT AND DISCHARGE SELLER AND EACH OF THE OTHER SELLER RELATED PARTIES AS SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT, NOTWITHSTANDING THE EXISTENCE OR DISCOVERY OF ANY SUCH DIFFERENT OR ADDITIONAL FACTS, AND (III) BUYER KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS, BENEFITS AND PRIVILEGES TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY FEDERAL, STATE, LOCAL, OR OTHER LAWS WHICH DO OR WOULD NEGATIVELY AFFECT VALIDITY OR ENFORCEABILITY OF ALL OR PART OF THE RELEASES SET FORTH IN THIS AGREEMENT.

(a)           BUYER HEREBY ACKNOWLEDGES AND AGREES THAT UPON THE CONSUMMATION OF THE CLOSING OF THE PURCHASE AND SALE OF THE PROPERTY, SELLER SHALL BE DEEMED TO HAVE SATISFIED AND FULFILLED ALL OF ITS OBLIGATIONS CONTAINED IN THIS AGREEMENT AND ANY DOCUMENTS EXECUTED BY SELLER FOR THE BENEFIT OF BUYER IN CONNECTION WITH THE CLOSING (OTHER THAN SUCH OBLIGATIONS, IF ANY, WHICH ARE EXPRESSLY CONTEMPLATED HEREIN TO BE PERFORMED BY SELLER FOLLOWING THE CLOSING), AND SELLER SHALL HAVE NO FURTHER LIABILITY TO BUYER OR OTHERWISE WITH RESPECT TO THIS AGREEMENT, THE TRANSFERS CONTEMPLATED HEREBY, OR ANY DOCUMENTS DELIVERED PURSUANT HERETO, EXCEPT TO THE EXTENT OF ANY OBLIGATION OR LIABILITY SELLER MAY HAVE UNDER THIS AGREEMENT FOR A BREACH OF SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES AS TO WHICH SELLERS' LIABILITY, IF ANY, SHALL BE LIMITED AS PROVIDED HEREIN.  THE PROVISIONS OF THIS SECTION, INCLUDING, WITHOUT LIMITATION THE WAIVER AND RELEASE CONTAINED HEREIN, SHALL BE DEEMED REAFFIRMED AT CLOSING AND SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN).

(b)           BUYER AGREES ON BEHALF OF ITSELF AND ALL THE BUYER AFFILIATED PARTIES NEVER TO COMMENCE OR PROSECUTE, OR CONSPIRE OR COLLUDE WITH OTHERS TO COMMENCE OR PROSECUTE, AGAINST SELLER, OR THE SELLER RELATED PARTIES, ANY ACTION OR OTHER PROCEEDING BASED UPON ANY CLAIM COVERED BY THIS RELEASE.

(c)           BUYER REPRESENTS AND WARRANTS TO SELLER AND THE SELLER RELATED PARTIES THAT BUYER HAS NOT AND SHALL NOT ASSIGN OR TRANSFER OR PURPORT TO ASSIGN OR TRANSFER ANY CLAIM OR CLAIMS OR ANY PORTION THEREOF OR ANY INTEREST THEREIN, AND SHALL INDEMNIFY, DEFEND AND HOLD SELLER AND THE SELLER RELATED PARTIES HARMLESS FROM AND AGAINST ANY CLAIM OR CLAIMS BASED ON OR ARISING OUT OF, WHETHER DIRECTLY OR INDIRECTLY, ANY SUCH ASSIGNMENT OR TRANSFER, OR PURPORTED ASSIGNMENT OR TRANSFER.

(d)           BUYER REPRESENTS AND WARRANTS THAT IT IS A SOPHISTICATED BUYER OF REAL PROPERTY, THAT BUYER HAS CONDUCTED ITS OWN INVESTIGATIONS OF THE PROPERTY, THAT THE BUYER IS NOT RELYING ON ANY REPRESENTATIONS OF THE SELLER CONCERNING THE PROPERTY, EXCEPT ANY THAT ARE EXPRESSLY SET FORTH HEREIN, THAT BUYER IS EXPRESSLY, VOLUNTARILY AND INTELLIGENTLY ASSUMING ALL KNOWN AND UNKNOWN RISKS ASSOCIATED WITH THE CONDITION OF  THE PROPERTY, THAT BASED ON ITS EXPERIENCE AND SOPHISTICATION AS WELL AS ITS INVESTIGATION OF THIS PROPERTY, THE BUYER IS SUFFICIENTLY INFORMED AND EDUCATED TO MAKE AN INTELLIGENT DECISION TO ASSUME THE RISK OF UNKNOWN CONDITIONS AND FACTS.

(e)           IT IS SPECIFICALLY ACKNOWLEDGED AND AGREED THAT EACH OF THE SELLER RELATED PARTIES SHALL BE THIRD PARTY BENEFICIARIES OF THIS SECTION 12.

(f)           EACH AND EVERY PROVISION OF THIS SECTION 12 SHALL SURVIVE THE CLOSING AND CONVEYANCE OF THE PROPERTY UNTIL ANY CLAIMS AGAINST SELLER AND/OR THE SELLER RELATED PARTIES UNDER ANY OF THE MATTERS COVERED IN THIS SECTION 12 ARE ABSOLUTELY BARRED BY THE STATUTE OF LIMITATIONS.

Buyer’s Initials: _____

13.           Brokerage.  Seller has engaged CB Richard Ellis (“CBRE”) as its broker in this transaction.  Seller will be solely responsible for any commission or other sum due or owing to CBRE at Closing.  Buyer and Seller each represent and warrant to the other that they have dealt with no other brokers other than CBRE in connection with this transaction.  Seller shall indemnify, defend and hold harmless Buyer and the Buyer Affiliated Parties from and against any and all Claims arising out of any claim for commissions, fees, or other similar compensation or charges relating to the transaction contemplated in this Agreement, or the consummation thereof, which may be made by any third party (including, without limitation, CBRE) as the result of any of acts of Seller or Seller Related Parties.  Buyer shall indemnify, defend and hold harmless Seller and the Seller Related Parties from and against any and all Claims arising out of any claim for commissions, fees, or other similar compensation or charges relating to the transaction contemplated in this Agreement, or the consummation thereof, which may be made by any third party as the result of any of acts of Buyer or Buyer Affiliated Parties. The respective indemnities described in this Section 13 shall survive the Closing and/or termination of this Agreement.

14.           Miscellaneous.

14.1         Attorney Fees.   Should any party to this Agreement bring any action against any other party related in any way to this Agreement, the prevailing party will be awarded its or their reasonable attorney fees and costs incurred for prosecution, defense, consultation, or advice in connection with such action.  The provisions of this Section 14.1 will survive Closing or termination of this Agreement.

14.2         Escrow Agent.  Escrow Agent hereby accepts its designation as Escrow Agent under this Agreement and agrees to hold and disburse the Earnest Money as provided in this Agreement.  The provisions of this Agreement will constitute joint instructions to the Escrow Agent to consummate the purchase in accordance with the terms and provisions of this Agreement, provided, however, that the parties shall execute such additional escrow instructions, not inconsistent with the provisions of this Agreement, as may be deemed reasonably necessary to carry out the intentions of the parties as expressed herein. The provisions of this Section 14.2 will survive the Closing or termination of this Agreement.

14.3         Notices.  All notices required or permitted under this Agreement must be in writing and will be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt of an electronic confirmation thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:	Kierland Crossing, LLC c/o Glimcher Realty Trust 180 East Broad Columbus, Ohio 43215 Attn: George Schmidt Phone: 614-887-5619 Fax: 614-621-8863
with a copy to:	Kierland Crossing, LLC c/o Glimcher Realty Trust 180 East Broad Columbus, Ohio 43215 Attn: General Counsel Phone: 614-887-5623 Fax: 614-621-8863
If to Seller:	Sucia Scottsdale, LLC c/o The Wolff Company 6710 E. Camelback, Suite. 200 Scottsdale, AZ 85251 Attn: Timothy M. Wolff and Jared B. Black Phone: (480) 315-9595 Fax: (480) 315-1739

with a copy to:	Lukins & Annis, P.S. 717 W. Sprague, Suite 1600 Spokane, Washington 99201 Attn: Brady M. Peterson Phone: (509) 455-9555 Fax: (509) 363-5215
If to Escrow Agent:	Fidelity National Title Insurance Company 4111 Executive Parkway Suite 304 Westerville, Ohio 43081-3819 Attn: Mark Sinkhorn Phone: (614) 890-7004 Fax: (614) 890-6969
14.4         Survival.  Any provision of this Agreement to the contrary notwithstanding, the representations and warranties of Seller contained in this Agreement will survive Closing for a period of twelve (12) months (the "Survival Period”).  Seller will not be liable to Buyer by reason of a breach of any of Seller's representations or warranties unless Buyer notifies Seller of such breach (the "Warranty Notice") prior to the expiration of the Survival Period, and gives Seller an opportunity to cure any such breach within a reasonable period of time after delivery of the Warranty Notice.  Buyer may not assert any Claim for a breach of any representation or warranty unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event Buyer must asserts all its Claims simultaneously.  Seller’s aggregate liability to Buyer by reason of a breach of one or more of Seller's representations or warranties will not exceed One Million Dollars ($1,000,000).  Seller's liability will be limited to actual damages and will not include consequential or incidental damages.  Any proceeding with respect to Seller’s alleged breach of any representation or warranty must be commenced within ninety (90) days from the date of the Warranty Notice, and if not commenced within such time period, Buyer will be deemed to have waived its Claims for such breach or default.

14.5         Governing Law.  The laws of the State of Arizona govern the enforcement and interpretation of this Agreement.  The venue for any action related to this Agreement shall be in the county where the Property is located.

14.6         Integration; Modification; Waiver.  This Agreement, the recitals to this Agreement, exhibits, and closing documents pursuant to this Agreement are hereby incorporated into this Agreement and, together with the Agreement, constitute the complete and final expression of the agreement of the parties relating to the Property.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

14.7         Counterpart Execution.  This Agreement may be executed in several counterparts and transmitted via facsimile or other electronic transmission, each of which will be fully effective as an original and all of which together will constitute one and the same instrument.

14.8         Headings; Construction.  The headings used throughout this Agreement have been inserted for convenience of reference only and do not constitute matters to be construed in interpreting this Agreement.  Words of any gender used in this Agreement will be construed to include any other gender, and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.  The words “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” when used in this Agreement refer to the entire Agreement and not to any particular provision or section.  The terms “includes”, “including” or “include” as used herein shall be interpreted as being non-exclusive and shall be read to mean, respectively, “includes without limitation, “including, without limitation” and “include without limitation.”

14.9         Deadlines and Dates.  Any deadline, unless otherwise set forth in this Agreement, will expire at 5:00 p.m., local time in Scottsdale, Arizona.  Should any deadline or date in this Agreement fall on a day other than a Business Day, such deadline or date will be extended until 5:00 p.m., local time in Scottsdale, Arizona, on the next Business Day.

14.10       Severability.  If for any reason any provision of this Agreement is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Agreement will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

14.11       Time of the Essence.  Time is of the essence of this Agreement and of the obligations of the parties to purchase and sell the Property, it being acknowledged and agreed by and between the parties that any delay in effecting a Closing pursuant to this Agreement may result in loss or damage to the party in full compliance with its obligations hereunder.

14.12       Binding Effect.  This Agreement is binding upon and inures to the benefit of Seller and Buyer, and their respective successors and assigns.

14.13       Further Acts.  In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated in this Agreement.

14.14       Assignment.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.  A permitted assignment of this Agreement will not relieve the assigning party of its obligations under this Agreement. Notwithstanding the foregoing, Buyer may, upon written notice to Seller, but without the need to obtain Seller’s consent, assign this Agreement to one or more entities that are all either wholly owned or controlled by Glimcher Properties Limited Partnership.  Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any permitted assignment hereunder, and if requested by Seller, any permitted assignee hereunder shall deliver to Seller a written statement consenting to and reaffirming all of Buyer’s obligations to Seller hereunder.

14.15       Other Parties.  The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto.  Neither party has any fiduciary relationship hereunder to the other.  The provisions of this Agreement are not intended to benefit any third parties.

14.16       Sole Discretion.  If a party is given the right to exercise its sole or absolute discretion, neither the other party nor any third party (including, without limitation, an arbitrator) will have the right to challenge said exercise, whether reasonable or unreasonable, on any grounds whatsoever.

14.17       1031 Exchange.  Seller and Buyer agree to cooperate with each other for the purpose of affecting a tax-deferred exchange pursuant to Code Section 1031; provided that any such exchange may not delay Closing.  Seller and Buyer will not incur any additional liability or financial obligation as a consequence of the other’s contemplated exchange, and Buyer and Seller agree to hold each other harmless for, from and against any Claims that may arise from the other’s participation therein.

14.18       Confidentiality.  Until Closing, Buyer shall not, without the prior written consent of Seller, disclose or discuss any of the following “Confidential Information”: (a) any terms or conditions of this Agreement or documents provided to Buyer hereunder, (b) its negotiation or any actions taken in accordance with this Agreement, and (c) any payments made hereunder, with any third party other than their legal counsel, tax or financial advisor, or as otherwise required by law or court order, and Buyer shall at all times maintain the Confidential Information in strict confidence.  If Buyer becomes legally required to disclose any Confidential Information by law, subpoena, or otherwise, the Buyer shall provide prompt notice to Seller and shall permit Seller a reasonable opportunity to obtain a protective order or other arrangement pursuant to which the confidentiality of the information contained in this Agreement is preserved.  Following Closing, Seller and Buyer agree that there will be no press or other publicity release or communication to the general public concerning the transaction contemplated in this Agreement without the prior written consent of the other.

14.19       Disclaimer—Preparation of Agreement.  This Agreement has been negotiated by the parties.  Buyer and Seller agree that no presumption will apply in favor or against any party in respect of the interpretation or enforcement of this Agreement.  Each party is advised to have this Agreement reviewed by independent legal and tax counsel prior to its execution.  By executing this Agreement, each such party represents (i) that it has read and understands this Agreement, (ii) that it has had the opportunity to obtain independent legal and tax advice regarding this Agreement and (iii) that it has obtained such independent advice or has freely elected not to do so.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed the foregoing Agreement as of the Effective Date.

BUYER:

KIERLAND CROSSING, LLC, a Delaware limited liability company

By:Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its Managing Member

By:Glimcher Properties Limited Partnership, a Delaware limited partnership, its Sole Member

By:Glimcher Properties Corporation, a Delaware corporation, its General Partner

SELLER:

SUCIA SCOTTSDALE, LLC, a Delaware limited liability company

By:Sucia Scottsdale II, LLC, a Delaware limited liability company, its sole member

By:Sucia Holdings, LLC, a Washington limited liability company, its sole member

By:Sucia Manager, LLC, a Washington limited liability company, its Manager

By:Brothers Company, LLC, a Washington limited liability company, its Manager

By:	/s/ Michael P. Glimcher	By:	/s/ Timothy M. Wolff
Name: Michael P. Glimcher Title: Chief Executive Officer		Name: Timothy M. Wolff Title: Authorized Member

This Real Property Purchase and Sale Agreement with Escrow Instructions, together with the earnest money deposit, is hereby acknowledged and accepted and the escrow is opened as of the ___ day of _________, 2010.  Escrow Agent hereby agrees to act as “the person responsible for closing” the purchase and sale transaction contemplated in this Agreement within the meaning of Section 6045(a) of the Internal Revenue Code of 1986, as amended, and to file all forms and returns required thereby.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Sherry R. Phillips
Name:	Sherry R. Phillips
Title:	Commercial Escrow

EXHIBIT A

REAL PROPERTY

Legal Description for Proposed Lot 1 Scottsdale Quarter (final plat to be recorded prior to close of escrow)

A portion of the northwest quarter of Section 11 and the southwest quarter of Section 2, Township 3 North, Range 4 East of the Gila and Salt River Meridian, Maricopa County, Arizona being described as follows:

COMMENCING at a City of Scottsdale brass cap found at the monumented intersection of 73rd Street and Butherus Road, as recorded on Thunderbird Industrial Airpark No. 3-A Book 160, Page 8, records of Maricopa County, Arizona, from which a City of Scottsdale brass cap in a handhole found at the monumented intersection of Butherus Road and Scottsdale Road, as shown on said Thunderbird Industrial Airpark No.3-A, bears North 88°51'18" West, 1,054.98 feet; thence along the monumented centerline of Butherus Road, North 88°51'18" West, 370.07 feet; thence North 01°08'42" East, 50.00 feet to a point on a line 50.00 feet north of and parallel with said centerline of Butherus Road and the TRUE POINT OF BEGINNING;

thence along said parallel line, North 88°51'18 " West, 594.92 feet to a point of curvature having a radius of 25.00 feet;

thence northwesterly, 39.26 feet along the arc of said curve concave to the northeast, through a central angle of 89°59'18" to a point on a line 65.00 feet east of and parallel with the monumented centerline of Scottsdale Road;

thence along last said parallel line, North 01°08'00" East, 941.49 feet to a point of curvature having a radius of 20.00 feet;

thence northeasterly, 30.95 feet along the arc of said curve concave to the southeast, through a central angle of 88°40'15", to a point of reverse curvature having a radius of 2,065.00 feet, also being 65.00 feet south of and parallel with the monumented centerline of Greenway-Hayden Loop as shown on the Scottsdale Research Park Map of Dedication, recorded as Book 259, Page 38 and Affidavit Document No. 88-0350648, records of Maricopa County, Arizona;

thence along last said parallel curve, easterly, 591.35 feet along the arc of said curve concave to the north, through a central angle of 16°24'28";

thence South 16°36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

thence southerly, 46.47 feet along said curve concave to the west through a central angle of 17°44'55";

thence South 01 °08'42" West, 1000.15 feet to the TRUE POINT OF BEGINNING;

EXCEPT that portion of land dedicated as right of way as shown on the Map of Dedication for Scottsdale Quarter, as recorded in Book 1020, Page 26, and Certificate of Correction recorded in Document No. ____ , records of Maricopa County, Arizona.

SAID PARCEL TO BE KNOWN AS:

Lot 1, Scottsdale Quarter, according to Book ___ of Maps, Page ___ records of Maricopa County, Arizona.

EXHIBIT B

GROUND LEASE

First Amended and Restated Ground Lease, dated December 6, 2006, by and between Sucia Scottsdale, LLC, a Delaware limited liability company as Landlord, and Kierland Crossing, LLC, a Delaware limited liability company as Tenant, as amended by a First Amendment to First Amended and Restated Ground Lease dated January ___, 2008.

EXHIBIT C

LOAN APPLICATION
Summary of Terms and Conditions

The following is a preliminary summary of the indicative terms and conditions for the proposed financing (the "Loan").  These indicative terms and conditions reflect the current perception of market conditions by Lender and its respective affiliates as they relate to the Loan (based, in part, on information provided to Lender by Sponsor and/or Borrower), and are subject to change without notice.  This is a preliminary summary and does not define all of the terms and conditions of the Loan, but is a framework upon which preliminary documentation for this transaction would be structured, and is a basis for further discussion and negotiation of such terms as may be appropriate.  Under no circumstances shall the indicative terms and conditions constitute or be deemed to constitute a legally binding commitment on the part of Lender or any of its affiliates, or any other person, nor shall it be construed as an offer or undertaking by Lender to issue or arrange or negotiate a commitment or the Loan or any other financing, or any commitment, offer, undertaking or agreement of any kind.  The Loan, if any, shall be subject to the due diligence review the results of which must be satisfactory to Lender in its sole discretion, and completion of other matters described in this summary of terms and conditions ("Term Sheet") in a manner acceptable to Lender in its sole discretion, the approval by Lender's credit authorities, and the execution and delivery of documentation satisfactory in form and substance to Lender and Lender's legal counsel.  Except as otherwise expressly provided in this Term Sheet, no rights, obligations or liabilities of any kind or nature whatsoever shall arise on the part of Lender or any other person as the result of the provisions of this Term Sheet.  This Term Sheet is confidential, and the indicative terms and conditions shall not be discussed with, or delivered to other persons (other than legal counsel, tax advisors or officers and directors of Sponsor and Borrower) without the prior written consent of Lender.

Property:	The fee simple interest in the Scottsdale Quarter development, a 600,000 square foot retail and office property located on 14.5 acres in Scottsdale, AZ.
Purpose of Financing:
The Loan proceeds will be used by Borrower (i) to refinance any existing mortgage and mezzanine indebtedness secured directly or indirectly by the Property, (ii) to make such deposits into any reserve accounts required by Lender, (iii) to pay costs and expenses incurred in connection with the Loan, and (iv) to the extent any proceeds remain after satisfying clauses (i) – (iii) above, for such other general corporate purposes as Borrower shall designate.

Borrower:
The borrower (the "Borrower"), shall be a newly formed, single-member, special purpose, bankruptcy-remote, Delaware limited liability company acceptable to Lender and satisfies all applicable rating agency criteria, formed exclusively for the purpose of owning and operating the Property.
The organizational documents of Borrower and their appropriate constituent entities (pursuant to applicable rating agency criteria) (the "SPE Component Entities") shall be acceptable to Lender in its sole and absolute discretion and shall contain customary single purpose provisions and separateness covenants.  Borrower and the SPE Component Entities shall have two (2) independent directors or independent managers in accordance with rating agency requirements.  The independent directors' or independent managers' responsibility will be limited solely to voting on matters involving insolvency and bankruptcy issues and such individuals' vote will be required to approve (x) any election by Borrower to voluntarily seek protection from creditors under any applicable bankruptcy or insolvency laws, and (y) the dissolution of Borrower.
Borrower shall deliver at closing of the Loan (the "Closing") a bankruptcy remoteness and non-consolidation opinions in form and substance satisfactory to Lender and in accordance with rating agency requirements.

Sponsor:	Glimcher Properties Limited Partnership.

Lender:	German American Capital Corporation or an affiliate.
Loan Amount:
Up to $70,000,000.  The exact Loan Amount cannot exceed $70,000,000 and will be calculated at the time of Rate Lock (defined below in Schedule “A”) based on the Underwritten Net Cash Flow (defined below) for the Property at a minimum Debt Service Coverage Ratio (“DSCR”) at closing of 1.10x and subject to a maximum “Loan to Value Ratio” (described below) of 75%.  If the required Loan to Value Ratio or the DSCR are not met or maintained, Lender may, in its absolute discretion, reduce the Loan Amount and / or change other financing terms.

Bifurcation:
Provided that the initial economic and other material terms of the Loan shall remain the same for Borrower, Lender shall have the right to (i) bifurcate the Loan into one or more (a) participations, (b) component or other notes, such as B-Notes or (c) loans, including mezzanine loans secured by a pledge of direct and indirect ownership interests, and (ii) reallocate the principal amount of the Loan among one or more mortgage loan and mezzanine loans.  Sponsor agrees to cooperate with Lender in connection with the foregoing, which may require the creation of additional borrower entities, at Lender’s sole cost and expense for all costs and expenses in excess of $10,000.

Underwritten Net Cash Flow:	The current annual ground lease rental payments paid by the Ground Lessee, as verified by Lender.
Loan to Value Ratio:
The Loan to Value Ratio shall be established as the ratio of the amount of the Loan to the value of the Property (fee interest only), as shown in an MAI appraisal obtained by Lender at Borrower’s cost and approved by Lender in form and substance.

Security:
The Loan will be secured by, inter alia, (i) a first priority mortgage in the Borrower’s fee simple interest in the Property and improvements and fixtures comprising the Property and a first priority assignment of rents securing in favor of Lender the Borrower's leasehold interest in all rents and other lease payments due from Kierland Crossing, LLC (the “Ground Tenant”) under and pursuant to that certain First Amended and Restated Ground Lease dated December 6, 2006 concerning the Property (as amended from time to time hereinafter the "Ground Lease"), (ii) a first priority security interest in and, as applicable, assignment of all rents, permits, licenses, leases, contracts, agreements, accounts, receivables, personal furniture, fixtures and equipment and any other personal property relating to the Property and (iii) such other collateral customary for a loan of this type.

In the event that Lender elects to bifurcate the Loan as described above, Lender shall have the right to allocate the Security among various notes and/or tranches at its discretion.

Recourse:
The Loan will be non-recourse to Borrower except that Sponsor and Borrower (each on a joint and several basis) will be liable, on a recourse basis, for the losses, costs and damages incurred by Lender (and costs of enforcement and collection) arising from: (i) fraud or material misrepresentation by Borrower, Sponsor, or their respective affiliates, (ii) misapplication of insurance proceeds, condemnation proceeds, rents and security deposits and any other funds due to Lender under the Loan Documents, (iii) forfeiture of the Property due to criminal activity; (iv) physical waste to the Property; (v) wrongful removal or destruction of the Property or damage to the Property caused by willful misconduct or gross negligence; (vi) failure to pay any charges (including, without limitation, charges for labor and materials) that create liens on the Property (but not such charges that do not create liens on the collateral for the Loan), (vii) failure to pay taxes, maintain required insurance, or pay insurance premiums for such policies, (viii) environmental issues, and (ix) such other customary non-recourse carve-out items required by Lender and typical for transactions of the type described herein.  In addition, the Loan shall become fully recourse to Borrower and Sponsor upon the occurrence of any of the following events: (a) Borrower transfers the Property or there is a change in control of the Borrower, in each case without the prior consent of Lender if such consent is required by the Loan documents; (b) Borrower encumbers the Property to secure additional financing without the prior consent of Lender; (c) Borrower becomes a debtor in a bankruptcy or insolvency proceeding (voluntary or collusive involuntary); (d) Borrower, Sponsor or any of their respective affiliates interfere with Lender's pursuit of its remedies under the Loan documents; or (e) any breach of the single-purpose entity covenants such that Borrower’s assets are substantively consolidated.

Sponsor shall provide to Lender audited financial statements on an annual basis.

Term:	The term of the Loan (the "Term") shall be either five (5) or ten (10) years from the initial closing of the Loan.
Reserves at Closing:	Subject to Lender’s due diligence, though no reserves are anticipated.
Ongoing Reserves:	Subject to Lender’s due diligence, though no reserves are anticipated.
Cash Management:
At closing, lockbox and clearing account controlled by Lender (the "Clearing Account") shall be established by Borrower at a financial institution acceptable to Lender, into which all rents, revenues and receipts from the Property shall be deposited directly by the Ground Tenant.  Prior to a Trigger Event (as hereinafter defined), all sums deposited into the Clearing Account shall be transferred into Borrower's operating account.  Following a Trigger Event and during the continuance of such Trigger Event, any transfers to Borrower's operating account shall cease and such sums on deposit in the Clearing Account shall be transferred on a daily basis to an account controlled by Lender to be applied to payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and property operating expenses (provided that upon the occurrence of an event of default under the loan documents, such sums may be applied to amounts owed under the Loan Documents in such amounts, order and manner as Lender shall elect in its sole discretion).  For purposes of this paragraph "Trigger Event" shall mean the occurrence of an event of default under the loan documents.

Prepayment, Repayment:
Prior to closing, the Sponsor may elect a “Yield Maintenance” or “Defeasance” structure, each outlined below.

If the Sponsor elects a Yield Maintenance structure:

Lockout Period:  Month 1 through Month 12 – Prepayment prohibited.

Yield Maintenance Period:  Month 13 through Month 117 – Borrower may prepay the Loan on any payment date upon the payment of a premium equal to the greater of 1% or yield maintenance per Lender’s formula, detailed below:

"Yield Maintenance Amount" shall mean the maximum of a)1% b) the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the commencement of the Open Period (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid.

"Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually.

"Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

Open Period:  Last 6 months of Loan term - Prepayment in whole permitted on any payment date without penalty.

Repayment Date:  End of Loan term.

If the Sponsor elects a Defeasance structure:

Locked Out Period:  From Month 1 through the later of (a) Month 36 or (b) two years after securitization -- Prepayment prohibited.

Structured Prepayment:  After locked out period until 3 months before the maturity date -- Defeasance, as described below.

Open Period:  Prepayment in whole without penalty permitted on any payment date during the last 6 months of the Loan term.

Repayment Date:  End of Loan term.

The Borrower may defease (“Defeasance”) the Loan, upon 60 days written notice to Lender, by (i) depositing an amount sufficient to purchase U.S. Treasury securities whose cash flows are equal to and occur on or before the successive remaining scheduled interest and principal payment dates required under the Loan; (ii) granting Lender a perfected first priority security interest in the securities with an opinion of counsel to such effect; (iii) paying all costs incurred in such transfer and (iv) such other terms as more particularly set forth in the Loan documentation.

Pledges/Transfers:
No change in the ownership of the Borrower or collateral shall be permitted, except up to 49% of the ownership interests in the Borrower may be transferred to a qualified buyer subject to Sponsor maintaining control and management of the Borrower and the Property and Lender’s reasonable consent, provided that the Borrower reimburse Lender for any associated legal cost and provided that Borrower provide all required documentation and legal opinion letters to the extent applicable, and prior to any transfer as set forth above, (a) Borrower shall provide to Lender thirty (30) days prior written notice thereof, (b) no event of default shall have occurred and be continuing and (c) Borrower shall obtain a nonconsolidation opinion in a form reasonably satisfactory to Lender.

Notwithstanding the foregoing, Sponsor shall be permitted at any time after the Closing Date, and without the payment of a fee, to pledge up to 49% of the direct equity interests in the sole member of Borrower (“Sole Member”) to a qualified transferee as security for Sponsor’s line of credit, provided that (i) such line of credit is fully recourse to the Sponsor, (ii) such line of credit is secured by substantial assets of Sponsor in addition to such pledge of direct equity interests in Sole Member, (iii) the exercise of remedies under the related pledge will not result in a change in a change of control or management of Sole Member, Borrower or the Property, (iv) in connection with the exercise of remedies under the related pledge, Borrower shall deliver to Lender an updated non-consolidation opinion reflecting the new ownership structure (v) Borrower shall deliver, at Borrower's sole cost and expense, customary searches (credit, judgment, lien, etc.) acceptable to Lender with respect to such qualified transferee (both at Closing and, if applicable, concurrently with any enforcement action under the related pledge), (vi) Borrower reimburse Lender for any associated legal costs, and (vii) Borrower provide all required documentation and legal opinion letters to the extent applicable.

Loan Assumption:
The Loan is assumable, subject to the following: (i) Lender’s satisfactory review of the Sponsor and borrowing entity structure; (ii) confirmation from the rating agencies that such assumption shall not result in a downgrade of any securities backed in part or whole by the Loan; (iii) evidence that the new borrower complies with all of the single purpose and bankruptcy remote entity requirements set forth in the Loan documentation which may include without limitation, a nonconsolidation opinion; (iv) evidence that the new borrower is of good repute and qualified to own a property of this type; (iv) customary legal documentation including any necessary legal opinions; and (v) payment of all related expenses including any rating agency fees and an assumption fee of $100,000.

Interest Rate, Fees, etc.:	As outlined on Schedule A.
Conditions to Closing:	As outlined on Schedule B.
No Additional Indebtedness:
No additional debt, whether unsecured or secured by any direct or indirect interest (actual, economic or otherwise) in either the Property or Borrower is permitted without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion.

Sale, Assignment, Participation:
Lender will have the right to sell, assign, syndicate, securitize or participate the Loan, in whole or in part, without the consent of, and without material cost or expense to, Borrower or Sponsor.  Borrower and Sponsor shall promptly cooperate with any such sale, assignment, syndication, securitization or participation.  This includes but is not limited to meeting with rating agencies and third party investors. All such cooperation by Borrower shall be on commercially reasonable terms without material cost or expense to Borrower or Sponsor.

Securitization:
Lender shall have the right to securitize the Loan through the issuance of certificates of interest therein, which will be rated by rating agencies, as well as certain unrated classes of certificates.  Borrower shall cooperate in all respects with Lender and the rating agencies in connection with such securitization, provided such cooperation shall be without material cost or expense to Borrower or Sponsor.

Governing Law:	The Loan shall be governed by the laws of the State of New York (without regard to the choice-of-law rules thereof).
U.S. Patriot Act:
To help fight the funding of terrorism and money laundering activities, pursuant to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (Public Law Pub.L. 107-56) (the "Patriot Act"), Lender and its affiliates obtain, verify, and record information that identifies each person and entity (or than an affiliate) with whom Lender enters into a business relationship. Pursuant to Patriot Act, when you enter into the business relationship with Lender, verification will include (but is not limited to) name, address, corporate tax identification number, date of birth, (applicable to an individual), and other information that will allow us to identify you.  We may also ask to see corporate resolutions or other identifying documents from you.

Title Insurance:
Borrower shall obtain a mortgagee's policy of title insurance (including, if requested by Lender, a mezzanine endorsement to the owner's policy of title insurance, if applicable) and UCC insurance from a national title insurance company selected by Lender.

Brokers:
Borrower and Sponsor each represent and confirm that it has engaged George Smith Partners as a broker for the Loan and shall be solely responsible for paying all fees and commissions due to such broker. Accordingly, it is hereby agreed that all costs, finders' fees, commissions, concessions remuneration or similar fees or compensation relating to the financing are the sole and absolute responsibility of Borrower and Sponsor.  Borrower and Sponsor each agree (on a joint and several basis) to indemnify and hold Lender and its affiliates harmless from and against any and all compensation sought by any party who makes claim for commission or compensation related to the Loan.  This section shall be binding upon Sponsor and Borrower.

Exclusivity:
For a period of forty-five (45) days following execution of this Term Sheet, Lender shall have the exclusive right to provide the Loan to Borrower.  If this Exclusivity provision is violated, Lender shall be entitled to retain the entire Good Faith Deposit and, in such case, Sponsor shall, upon demand, pay the Exclusivity Fee to Lender.  As used herein, "Exclusivity Fee" shall mean 1.00% of the principal amount of the Loan.  This section shall be binding upon Sponsor and Borrower.

*           *           *           *           *

ACCEPTED THIS ___ DAY OF _______, 200_

SPONSOR:

Glimcher Properties Limited Partnership,
A Delaware limited partnership

By:    Glimcher Properties Corporation, a Delaware corporation, General Partner on behalf of itself and the Borrower

By:    __________________________________
George A. Schmidt
Executive Vice President and Chief Investment Officer

Schedule A – Interest Rate, Fees, etc.

Interest Rate:
If the Sponsor elects a 10-year loan, the “Interest Rate” shall be calculated at Rate Lock (see below) by adding 240 basis points the (“Spread”) to the yield on the ten (10) year on-the-run swap rate, however, in no event shall the Interest Rate be less than 5.0%.  The on-the-run ten (10) year swap rate is the ten (10) year U.S. Treasury rate, plus the ten (10) year swap spread.

If the Sponsor elects a 5-year loan, the “Interest Rate” shall be calculated at Rate Lock (see below) by adding 315 basis points the (“Spread”) to the yield on the five (5) year on-the-run swap rate, however, in no event shall the Interest Rate be less than 4.70%.  The on-the-run five (5) swap rate is the five (5) year U.S. Treasury rate, plus the five (5) year swap spread.

Interest on the outstanding Loan Amount, based on the Interest Rate, shall be payable monthly in arrears, calculated on the basis of the actual number of days in the month and a 360-day year.  A late fee of 5% of the payment amount is payable on amounts unpaid.

Amortization:
If the Sponsor elects a 10-year loan, the Loan shall be interest only for years 1-3, thereafter, a constant monthly payment of principal and interest will be due and payable on each Payment Date in an amount sufficient to fully amortize such Loan over a 30-year amortization schedule.

If the Sponsor elects a 5-year loan, a constant monthly payment of principal and interest will be due and payable on each Payment Date in an amount sufficient to fully amortize such Loan over a 30-year amortization schedule.

Underwriting Fee:	0.25% of the principal amount of the Loan payable at Closing.
Administrative Fee/Servicer:
The Loan shall be serviced by a servicer designated by Lender ("Servicer").  Borrower shall pay any fees and expenses of the Servicer incurred through the date of closing and any third-party fees and expenses, including, without limitation, special servicing fees, work-out fees and attorneys fees and disbursements, in connection with a prepayment, release of the Property, assumption or modification of the Loan, special servicing or work-out of the Loan or enforcement of the Loan Documents.

Good Faith Deposit:	$75,000 payable at the execution of this Summary of Terms.

Standard Rate Lock; Loan Terms:
At Borrower’s option on or prior to the closing date of the Loan (the "Closing Date"), and subject to (i) Lender has determined in its sole discretion that Borrower has satisfied all closing conditions (ii) the execution by Borrower of Lender’s standard Interest Rate Lock Agreement and Guaranty and (iii) the delivery to Lender of a deposit equal to 2.00% of the Loan Amount which will be refunded to Borrower if and when the Loan closes, the Borrower may lock the rate of the Loan ("Rate Lock").   Borrower will bear all costs of any Rate Lock.  Price of such Rate Lock shall be determined by Lender at time of Rate Lock, provided, however, that the Rate Lock will be free to Borrower for a period of forty-five (45) days.

If the Loan does not close on or before the expiration of the Rate Lock Period (as defined in the Interest Rate Lock Agreement), the Rate Lock shall terminate in Lender’s sole and absolute discretion and be of no further force and effect and Borrower shall be responsible for any and all hedging and breakage costs incurred by Lender.

Out-of-pocket expenses:
Sponsor and Borrower shall pay all out-of-pocket expenses incurred by Lender and its affiliate in connection with the Loan, whether or not the Loan closes (up until such time that the Loan closes or Lender or Borrower verify to the other party that they no longer intend to pursue the funding of the Loan).  Such expenses may include, without limitation, legal fees, consultant fees, third party vendor fees, travel expenses, due diligence costs, underwriting costs and other miscellaneous expenses.

Schedule B – Conditions to Closing

Closing of the Loan will be subject to the fulfillment of certain conditions usual and customary for a financing of this type, including but not limited to the following:

1.
Satisfactory completion of all entity level due diligence, including review of financial condition, cash flow projection assumptions, organization documents (including an organizational structure chart listing all persons and entities having a direct or indirect ownership interest in Borrower) and business history (including, without limitation, references, credit and other background reports and searches) of Borrower, Sponsor and all other material loan parties.

2.	Satisfactory completion of UCC, lien, judgment, litigation and bankruptcy searches with respect to Borrower, Sponsor and all other material loan parties.

3.
Satisfactory completion of real estate due diligence including, title, survey, tax, and environmental (including a Phase I ESA) engineering, property condition, legal, zoning, certificate of occupancy, liquor license (if any) and other entitlement due diligence.

4.	Approval of Lender's credit authorities.

5.	Receipt of a satisfactory FIRREA compliant appraisal of the Property.

6.	Satisfactory inspection of the Property by Lender.

7.
Lender's satisfactory review and approval of all material agreements, including, without limitation, the Management Agreement, reciprocal easement agreements, operating and service agreements, and all other documents, agreements or other instruments material to the Property or Borrower's interest therein.

8.
Lender's satisfactory review and approval of the Ground Lease and any material documentation related thereto.  Borrower shall deliver an estoppel certificate and SNDA from the Ground Lessor and Ground Lessee, in form and substance acceptable to Lender.

9.
Lender's satisfactory review and approval of all commercial leases, including, without limitation, parking agreements (if any) and long-term leases.  Borrower shall deliver estoppel certificates and SNDAs from each such tenant, in form and substance acceptable to Lender.

10.
Receipt and approval by Lender of (i) title, (ii) property, (iii) rent loss/business interruption, (iv) builders risk, (v) workers compensation, (vi) terrorism, (vii) wind, (viii) flood, (ix) earthquake and (x) liability insurance as well as any other insurance deemed necessary by the Lender;

11.	Confirmation of all financial, legal and factual premises upon which the terms and conditions of the Loan are based.

12.
The preparation, execution and delivery of loan documentation, opinions of Borrower’s and Sponsor’s counsel covering such matters as Lender may require, and all other contracts, instruments, addenda and documents deemed necessary by Lender to evidence the Loan and the Collateral (“Loan Documents”), including a loan agreement (“Loan Agreement”), all satisfactory in form and substance to Lender.

EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

When recorded, return to:

Attention:

SPECIAL WARRANTY DEED

For the consideration of Ten Dollars ($10.00) and other valuable considerations, SUCIA SCOTTSDALE, LLC, a Delaware limited liability company (“Grantor”), hereby conveys to ____________________________________ (“Grantee”), the following real property situated in Maricopa County, Arizona, together with all rights and privileges appurtenant thereto:

See Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

SUBJECT only to the Permitted Exceptions, current taxes and assessments, reservations in patents, all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear of record, and all matters which an accurate survey of the Property or a physical inspection of the Property would disclose, all as set forth in Exhibit B attached hereto and incorporated herein by reference.

And Grantor hereby binds itself and its successors to warrant and defend the title, as against all acts of Grantor herein and none other, subject to the matters above set forth.

DATED this _____ day of ____________, 2010.

[Signatures appear on the following page]

GRANTOR:

SUCIA SCOTTSDALE, LLC, a Delaware limited liability company

By:Sucia Scottsdale II, LLC, a Delaware limited liability company, its sole member

By:Sucia Holdings, LLC, a Washington limited liability company, its sole member

By:Sucia Manager, LLC, a Washington limited liability company, its Manager

By:Brothers Company, LLC, a Washington limited liability company, its Manager

By: ___________________________________
Name: Timothy M. Wolff
Title: Authorized Member

STATE OF ARIZONA                        )
) ss.
County of Maricopa                            )

The foregoing instrument was acknowledged before me this ____ day of ____________________, 2010, by Timothy M. Wolff, as Authorized Member of Brothers Company, LLC, the Manager of Sucia Manager, LLC, the Manager of Sucia Holdings, LLC, the sole member of Sucia Scottsdale II, LLC, the sole member of SUCIA SCOTTSDALE, LLC, a Delaware limited liability company (the “Company”) on behalf of the Company.

____________________________________
Notary Public

My commission expires:
_________________

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is made as of _____________, 2010 (the “Effective Date”), between SUCIA SCOTTSDALE, LLC, a Delaware limited liability company (the “Assignor”) and ___________________________ (the “Assignee”).

Assignor and Assignee entered into that certain Real Property Purchase and Sale Agreement and Escrow Instructions dated ___________, 2010 (“Agreement”), providing for, among other things, the conveyance to Assignee of certain real property (“Property”), as more particularly described in the Agreement.

Assignor is a party to a Ground Lease for the use or occupancy of the Property (the “Ground Lease”) any corresponding interests in any other contracts, deposits, or other information delivered to Seller pursuant to the terms thereof (collectively, “Contracts”), listed on the attached Schedule 1.

Assignor is the holder of various licenses, permits, approvals, various waivers or consents issued by Governmental Authorities (defined in the Agreement) applicable to the Property (collectively, the “Permits”).

Assignor desires to transfer, assign, and convey to Assignee all its right, title, and interest in, to, and under the Leases, Contracts and Permits on the following terms and conditions.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment.   Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in the Ground Lease, the Contracts and the Permits.

2.           Assumption.   Assignee hereby assumes and agrees to pay all sums, and perform, fulfill, and comply with all covenants and obligations, which accrue after the date hereof and are to be paid, performed, and complied with by the Property owner under the Ground Lease, the Contracts and the Permits.

3.           Binding Effect.   This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNEE:

KIERLAND CROSSING, LLC, a Delaware limited liability company

By:Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its Managing Member

By:Glimcher Properties Limited Partnership, a Delaware limited partnership, its Sole Member

By:Glimcher Properties Corporation, a Delaware corporation, its General Partner

ASSIGNOR:

SUCIA SCOTTSDALE, LLC, a Delaware limited liability company

By:Sucia Scottsdale II, LLC, a Delaware limited liability company, its sole member

By:Sucia Holdings, LLC, a Washington limited liability company, its sole member

By:Sucia Manager, LLC, a Washington limited liability company, its Manager

By:Brothers Company, LLC, a Washington limited liability company, its Manager

By:	By:
Name: Michael P. Glimcher Title: Chief Executive Officer	Name: Timothy M. Wolff Title: Authorized Member